UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 22, 2018

LEVEL BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	001-38299	47-3414576
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4521 Sharon Road, Suite 407, Charlotte, NC 28211
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (704) 445-5800 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Matters.

On March 22, 2018, Level Brands, Inc. held its 2018 annual meeting of shareholders where four proposals were voted upon. The proposals are described in detail in our definitive proxy statement filed with the Securities and Exchange Commission on January 29, 2018. Of the 8,028,928 shares of common stock outstanding and entitled to vote at the annual meeting, 5,027,427 shares (or 62.61%), constituting a quorum, were represented in person or by proxy at the 2018 annual meeting. The final vote on the proposals was recorded as follows:

Proposal 1:    The following directors were elected at the 2018 annual meeting of shareholder to hold office upon their acceptance until the 2019 annual meeting or their earlier resignation, removal or death:

	For	Against	Abstain
Martin A. Sumichrast	4,358,655		25,713
Erik Sterling	4,365,155		19,213
Anthony K. Shriver	4,360,155		24,213
Seymour G. Siegel	4,365,155		19,213
Bakari Sellers	4,367,155		17,213
Gregory C. Morris	4,367,155		17,213
G. Tyler Runnels	4,362,155		22,213

Proposal 2:    The appointment of Cherry Bekaert LLP as our independent registered public accounting firm was ratified, based upon the following final tabulation of votes:

For	Against	Abstain
4,985,568	10,323	31,536

Proposal 3:    The non-binding advisory vote on the frequency of holding the Say On Pay Vote (Say On Pay Frequency) received the following votes:

One Year	Two Years	Three Years	Abstain
1,473,809	635,790	2,230,599	44,170

Proposal 4:    The non-binding advisory vote on executive compensation received the following votes::

For	Against	Abstain
4,315,154	31,710	37,504

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVEL BRANDS, INC.

Date: March 22, 2018	By:	/s/ Mark Elliott
Chief Financial Officer and Chief Operating Officer

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